Exhibit 99.1

UNITED AMERICAN PETROLEUM CORP. ANNOUNCES LAUNCH OF COMPANY WEBSITE AND PROVIDES UPDATE

Austin, TX--March 29, 2011 – United American Petroleum Corp. (OTC Markets: UAPC) is pleased to announce it has launched its Company website www.unitedamericanpetroleum.com, which is ready for immediate viewing. The website provides an overview of United American Petroleum’s operations, management team, current projects and other valuable information, such as news releases, SEC Filings, stock quotes and charts.

Michael Carey, President and CEO, stated, “We are pleased to present the Company’s website to the investment community. Our website encompasses many key components of our Company and we believe it will prove to be a valuable resource for current and prospective shareholders wishing to more clearly understand United American Petroleum’s operations and initiatives. We intend for the site to evolve and grow in tandem with our development plans for the company.”

United American Petroleum Corp. is an independent exploration, development, acquisition, production, and operating company engaged in advanced exploration, drilling and completion techniques to explore for, produce and develop domestic oil and natural gas reserves.  The Company’s strategy centers on increasing shareholder value through actively pursuing and developing what we believe are high-potential acquisitions for drilling and production while maintaining a prudently managed balance sheet.   The Company’s current projects are in Texas; however, additional acquisitions may encompass active plays throughout the United States.

We believe that United American Petroleum is different from other emerging oil and gas exploration and exploitation companies in that United also provides operational services, not only for its own properties, but also for other oil and gas companies. United is presently providing operational services for numerous oil and gas leaseholders in Caldwell, Frio, Gonzales, Jackson, La Salle, Lavaca, Pecos and Victoria counties. United is exploring opportunities to increase both the size and locations of its operations portfolio.

With years of combined experience in the region, United prides itself on its ability to perform any duty needed in the oil field, including, but not limited to landman, title and leasing, lease work, pumping and gauging, geology and geophysics, reserve estimates, overseeing work-overs, re-entries and drilling. United can also perform enhanced recovery such as water floods and gas injection and a wide array of other industry specific tasks.

The Company has three main Texas projects located in Bastrop, Frio and Gonzales counties within the Eagle Ford Shale Play located directly below the Austin Chalk Formation.  With existing production, development, exploration and appraisal acreage in Texas, the Company believes it is well positioned for rapid expansion.

United American Petroleum’s Bastrop Project comprises over 400 acres of producing property, with 10 existing wells, currently at 2 acre spacing, with offset locations identified. The Bastrop serpentine fields have production potential from both the Austin Chalk and lower Buda formation. The Bastrop County Project has both geologic and geophysical evaluations, and seismic data which leads management to believe there may be potential for very significant reserves. The Company’s Frio County Project comprises 110 acres of producing asset, with three producing wells and 20 acre spacing for offset drilling locations. The project lies in the Western Gulf province, an area that covers approximately 116,599 sq. mi., allowing extensive data on several hundred thousand oil and gas wells in that province. United American Petroleum’s 112-acre Gonzales County Project has one producing well and enough space to house further offset wells.

United American Petroleum has assembled a seasoned management team with the experience, commitment and drive to improve shareholder value and lead its business strategies to fruition. President and CEO, Michael Carey, possesses specific knowledge of the Texas oil industry having worked in partnership with some of the most prestigious companies in the oil and gas arena. Mr. Carey has experience in acquisitions, operations and company building, and is focused on facilitating projects of merit with increased acreage and multiple production locations, as well as identifying potential new prospects.

Chief Operating Officer, Ryan Hudson, possesses significant sales, management and operational experience in the oil and gas industry. His experience encompasses lease acquisitions, title opinions, marketing and funding, and project management. Mr. Hudson’s operational experience includes facilitating the payment of vendors, distributing funds and supervising all field work, from set-up to completion. He has developed strong relationships with numerous key individuals in the oil and gas sector, from larger independents to several of the majors.

Christian Negri, Chief Financial Officer, has developed strategies to implement the Company’s financial management systems. Mr. Negri possesses experience in the traded options market, institutional brokerage and equities, and has knowledge of global markets in the resource sectors. Mr. Negri is also proficient at negotiations and establishing financial structures for potential financings.

To be placed on the Company’s master email list and receive future press releases, progress reports and developments, please send an email to unitedamericanpetroleum@grosscapital.com or contact Gross Capital, Inc. at (361) 949 – 4999.

About United American Petroleum Corp.

United American Petroleum Corp. is an independent exploration, development, acquisition, production, and operating company engaged in advanced exploration, drilling and completion techniques to explore for, produce and develop domestic oil and natural gas reserves.  The Company’s strategy centers on increasing shareholder value through actively pursuing and developing high-potential acquisitions for drilling and production while maintaining a prudently managed balance sheet.   The Company’s current projects are in Texas; however, additional acquisitions may encompass active plays throughout the United States.

Forward-looking Statements:

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with oil and gas operations in the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors -- The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as "probable," "possible," "recoverable" or “potential” reserves among others, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosure in our filings with the SEC.

Investor Contact
Gross Capital, Inc.
Barry Gross
361-949-4999
unitedamericanpetroleum@grosscapital.com